Exhibit 10.15

OMNIBUS AGREEMENT
This Omnibus Agreement (this “Agreement”) is entered into this 6th day of November, 2012 (“Effective Date”), by and among First States Investors 3300 B, L.P., a Delaware limited partnership (“Seller”), National Financial Realty - WFB East Coast, LLC (“Purchaser”) and KBS REIT Properties, LLC, a Delaware limited liability company (“KBS1”) and KBS Debt Holdings LLC, a Delaware limited liability company (“KBS2”) (each a “Guarantor” and collectively, “Guarantors”).
WHEREAS, as of the date hereof, Seller, Purchaser and Guarantors have entered into forty‑one (41) separate Purchase and Sale Agreements with respect to the real property therein described (each, a “PSA”, and collectively, the “PSAs”);
WHEREAS, Seller, Purchaser and Guarantor wish to memorialize certain other agreements among them which are not set forth in the PSAs;
NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto, intending to be legally bound, agree as follows.
1.     Defined Terms.     As used herein the following terms shall have the respective meanings as set forth below. All other defined terms used herein and not defined herein shall have the meanings ascribed to such terms in the PSAs.

(a)	“Ceiling” shall mean Five Million Dollars ($5,000,000.00).

(b)	“Floor” shall mean Two Hundred Fifty Thousand Dollars ($250,000.00).

(c)	“Kings Point Property” shall mean the real property located at 6646 W Atlantic Avenue, Delray Beach, Florida.

(d)
“Master Agreement” shall mean, collectively, as amended, that certain Master Agreement Regarding Leases dated as of September 22, 2004 by and between Wachovia Bank, National Association (“Wachovia”) and 3300 LLC, as amended by (i) that certain First Amendment to Master Agreement dated as of June _, 2005 by and between Wachovia and 3300 LLC, and (ii) that certain Second Amendment to Master Agreement dated as of April 1, 2008 by and between Wachovia, 3300 LLC and Seller.

(e)	“Master Landlord” shall have the meaning ascribed therefor in the Master Agreement.

(f)	“Pensacola Property” shall mean the real property located at 21 New Warrington Road, Pensacola, Florida.

(g)	“Properties” shall mean, collectively, the real properties listed on Exhibit A hereto. Each such property shall be a “Property”.

(h)	“Property Representations” means any representation and warranty of Seller contained in Section 7.1(f) of any PSA.

(i)	“3300 LLC” shall mean First States Investors 3300, LLC.

(j)
“Wells Purchase Rights” shall mean, collectively, the purchase rights of Wells Fargo Bank, NA (“Wells”) pursuant to each lease with respect to one of the Properties (other than the Pensacola Property and the Kings point Property), each dated as of September 22, 2004, by and between 3300 LLC and Wachovia, each as assigned to Seller pursuant to that certain Lease Assignment and Assumption Agreement dated March 25, 2008 (the “Wells Lease”). Each such purchase right shall be referred to herein as a “Wells Purchase Right”.

2.     Cross Default.     If Purchaser shall default in its obligations to purchase a property pursuant to any PSA (and shall not cure such default within the cure period provided in such PSA), such default shall, at Seller’s sole option, be deemed to be a default by Purchaser pursuant to all of the PSAs and Seller shall have all of the rights and remedies for each Purchaser’s default granted to Seller in the PSAs, including, without limitation, Section 15 of each of the PSAs.
3.     Update Certificates.     Notwithstanding Section 7.2 of each of the PSAs, Purchaser shall not exercise its right, if any, to terminate any PSA under numbered clause (ii) in Section 7.2 of such PSA on the basis of any breach of a Property Representation unless and until the aggregate damages (including a diminution in the value of the Property) resulting from all untruths, inaccuracies or incorrectness with respect to Property Representations in all Update. Certificates delivered pursuant to all PSAs, in the aggregate, are reasonably estimated to exceed three percent (3%) of the aggregate purchase prices in all of the PSAs (the “Aggregate Purchase Price”) so long as Seller grants to Purchaser in writing in a form reasonably satisfactory to Purchaser at that time the right to pursue Seller for damages following Closing on account of all such breaches of Property Representations as a Qualifying Claim notwithstanding Purchaser’s knowledge of such breaches) and Claim(s) prior to the Closing.
4.     Wells Tenant Estoppel Certificate.     Supplementing Section 12.1.6 of each of the PSAs, a Wells Tenant Estoppel Certificate which would otherwise satisfy the condition in Section 12.1.6 but for solely on account of an allegation of one or more uncured defaults by Seller under the applicable Wells Lease (a “Seller WL Default Claim”), shall satisfy the condition in Section 12.1.6 of each of the PSAs as long as (i) such estoppel certificate does not indicate any Seller WL Default Claim under the applicable Wells Lease which default, alone, or in the aggregate with all other Seller WL Default Claims noted in the Wells Tenant Estoppel Certificates exceeds two percent (2%) of the Aggregate Purchase Price, (ii) all such Seller WL Default Claims are fully curable (without termination of any Wells Lease) by the payment of money by Purchaser after Closing, and (iii) at Closing Purchaser is given a credit against the Aggregate Purchase Price for the amount of such Seller WL Default Claims.
5.     Casualty Loss and Condemnation.     Notwithstanding Section 17.1 of each of the PSAs, no Interruption Event with respect to a casualty which does not entitle Wells to terminate any Wells Lease shall be deemed a Material Event, unless the Restoration Costs, by themselves or in the aggregate with all other casualty Restoration Costs under all PSAs (under circumstances when the casualty events in question do not entitle Wells to terminate any Wells Lease) exceeds three percent (3%) ofthe Aggregate Purchase Price.
6.     Wells Purchase Rights.

(a)
In the event that Wells shall exercise the Wells Purchase Right with respect to one or more Properties (any Property with respect to which a Wells Purchase Right is exercised being an “Excluded Property”), Seller hereby agrees to reimburse a Purchaser of each Excluded Property Thirty Thousand Dollars ($30,000.00) for each Excluded Property.

(b)
In the event that Wells shall exercise the Wells Purchase Right with respect to one or more Properties, and the aggregate purchase price of the Excluded Properties pursuant to the PSAs for such Excluded Properties shall exceed Ninety Five Million Dollars ($95,000,000.00) (the “Termination Threshold”), Purchaser shall have the right, exercisable by written notice to Seller within three (3) Business Days of the date on which a Purchaser receives notice of the exercise of the first Wells Purchase Right which causes the aggregate Purchase Price of the Excluded Properties to exceed the Termination Threshold, to terminate all (but not less than all) of the PSAs. Upon such termination, the Deposit made pursuant to each PSA shall be returned to the Purchaser and the parties shall have no further liability pursuant to the PSAs, except as may otherwise be expressly set forth in the PSAs.

7.     Survival of Purchaser Claims.     If a Purchaser, within ninety (90) days after the end of the Survival Period commences a legal proceeding against Seller alleging that Seller is in breach of a Surviving Seller Representation and that such Purchaser has suffered actual damages as a result thereof (a “Proceeding”), and a court of competent jurisdiction, pursuant to a final, non-appealable order in connection with such Proceeding, determines that (1) the applicable Surviving Seller Representation was breached as of the date of the respective PSA or the Closing Date and (2) Purchaser suffered actual damages (the “Damages”) by reason of such breach and (3) except as provided in Paragraph 3, Purchaser did not have actual knowledge of such breach prior to the Closing (each such claim being referred to herein as a “Qualifying Claim”), then such Purchaser shall be entitled to receive an amount equal to the Damages; provided, however, such Purchaser shall not be entitled to pursue any claims against Seller for damage to such Purchaser unless such Purchaser’s Qualifying Claims, alone or in the aggregate with all other Qualifying Claims under the other PSAs, equal or exceed the Floor. If a Purchaser has a Qualifying Claim against Seller that is more than the Floor, alone or in the aggregate with all other Qualifying Claims under the other PSAs, then such Purchaser shall be entitled to pursue the actual loss suffered by such Purchaser in connection with such Qualifying Claim against Seller, but in no event shall Seller’s liability for any and all Qualifying Claims under all PSAs exceed the Ceiling. For purposes of this Paragraph 7, Purchaser shall be deemed to have actual knowledge if the fact in issue was contained in or expressly referred to in the exhibits or schedules to the PSAs or in the materials delivered or made available to Purchaser on the DataSite at least five (5) days before the end of the Due Diligence Period.
8.     Timing Coordination.     For purposes of the Application of Sections 5.I(a) and 6.2.1 of each PSA, the “RFR Notice Delivery Date” and the “Offer Notice Delivery Date”, as applicable, shall be the date of the last actual RFR Notice Delivery Date and Offer Notice Delivery Date under all of the PSAs, and the Outside Closing Date shall not be (a) earlier than fifteen (15) Business Days after the latest date of expiration of the Due Diligence Periods under the PSAs or (b) later than twenty (20) Business Days after the latest date of expiration of the Due Diligence Periods under the PSAs.
9.     Closing Documents.     At the Closing, (a) Seller and the Guarantors shall execute and deliver the Inducement and Guaranty Agreement in accordance with each Purchase Agreement and (b) Seller and the Guarantors shall cause the constituent partners or members, as applicable, of Seller and Seller’s general partner to (i) execute and deliver the Restated Partnership Agreement and the Restated FS LLC Agreement in the form of each required by the Purchase Agreement and (ii) take all such actions as are required under the Purchase Agreement with respect thereto. In addition, each of Seller and the Guarantors agree that the provisions of Section 32 of the Purchase Agreement, including without limitation, the release of Seller and the Seller Parties contained therein shall in no event apply to Seller’s and Guarantor’s obligations under this Agreement or the Inducement and Guaranty Agreements.
10.     Transfer of Rights under the Inducement and Payment Guaranty Agreement.     Notwithstanding any provision of any Inducement and Guaranty Agreement, (a) a “Purchaser Successor” shall mean only a purchaser from Purchaser who acquires all of the Properties or a Permitted Lender following foreclosure of its mortgage lien (or receipt of a deed in lieu of foreclosure); provided, however, that notwithstanding the foregoing, Purchaser shall have the right to enforce any Inducement and Guaranty Agreement against Seller or any Guarantor on behalf of any purchaser of the Property specified in such Inducement and Guaranty Agreement from the Purchaser (and during the period Purchaser is no longer in title of a particular Property due to Purchaser’s sale or other assignment), in the event that such purchaser does not otherwise satisfy the definition of Purchaser Successor contained in this subsection (a), and (b) Purchaser may only grant a pledge of or security interest in its rights under the Inducement and Guaranty Agreement to the single lender or administrative agent referenced in Section 5.13 of the Inducement and Guaranty Agreement provided that such Person is either (i) a single lender which as extended loans (including refinancing loans) to Purchaser or its Affiliates secured by mortgage liens and security interests on some or all of the Properties, or (ii) a single administrative agent acting for one or more lenders which have extended loans (including refinancing loans) to Purchaser or its Affiliates secured by mortgage liens and security interests on some or all of the Properties (in either case, a “Permitted Lender”).
11.     Miscellaneous.

(a)	Time wherever specified herein for satisfaction of conditions or performance of obligations of Purchaser is of the essence of this Agreement.

(b)
(i)     THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE OF THIS AGREEMENT. THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF CALIFORNIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(ii)     ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES AND THE PARTIES WAIVE ANY OBJECTIONS BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF SELLER AND THE GUARANTORS (EACH, A “SELLER PARTY”) DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN LOS ANGELES, CALIFORNIA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH SELLER PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH SELLER PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA. EACH SELLER PARTY (1)

SHALL GIVE PROMPT NOTICE TO PURCHASER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN LOS ANGELES, CALIFORNIA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN LOS ANGELES, CALIFORNIA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(c)
This Agreement may be signed in any number of counterparts; each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a telecopy or electronic format of an executed counterpart shall constitute an original. Any party delivering an executed counterpart of this Agreement by telecopier or electronic format shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an originally executed counterpart shall not affect the validity of this Agreement.

(d)	Neither this Agreement nor any memorandum or short form thereof may be recorded by Purchaser. A violation of this prohibition shall constitute a material breach by Purchaser of this Agreement.

(e)
If any provision in this Agreement, or its application to any person or circumstance, is held to be invalid or unenforceable to any extent, that .holding shall not affect the remainder of this Agreement or the application of that provision to persons or circumstances other than that to which it was held invalid or unenforceable.

(f)
(i)     Except as may be required in order to comply with a court order or a governmental requirement, neither Purchaser nor Seller shall publicly disclose by written press release, public announcement or otherwise, the financial terms of this transaction without the prior written approval of the other party, provided, however, that, notwithstanding the foregoing, either party shall be permitted to disclose the financial terms of the transaction to any of its attorneys, accountants, agents, consultants, advisors, investors and/or lenders who have agreed to keep such information confidential, and nothing contained herein shall prohibit either party from making any public announcement(including without limitation placing a notice on a website of such party and/or an affiliate thereof) or issuing any written press release to announce the occurrence of closing and the purchase of the Properties by Purchaser.

(ii)     Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Seller’s right to disclose information relating to this Agreement or any Property (i) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Seller, (ii) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or that is considering holding, an interest (direct or indirect) in Seller, and (iii) to any broker/dealers in the Seller’s or any REIT’s broker/dealer network and any of the REIT’s or Seller’s investors.
(iii)     The provisions of this Paragraph 6(f) shall survive closing under the PSAs or earlier termination ofthis Agreement and the PSAs.

(g)
TO THE FULLEST EXTENT PERMITTED BYLAW, EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS AND/OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

(h)
All notices (including without limitation approvals, consents and exercises of rights or options) required by or relating to this Agreement shall be in writing and shall either be (i) hand delivered, (ii) delivered by nationally recognized overnight courier service, or (iii) electronic mail (provided that any delivery by electronic mail is also simultaneously deposited for delivery by one of the delivery methods set forth in subsections (i) or (ii)). All notices shall be addressed to the other respective parties at the addresses set forth below, or at such other address as such other party shall designate by notice, and shall be effective when delivered to such address:

If to Seller:
c/o GKK Realty Advisors, LLC
420 Lexington Avenue
19th Floor
New York, New York 10170
Attention: Allan B. Rothschild
allan.rothschild@gkk.com
With a required copy to:
c/o KBS Capital Advisors LLC

620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: James Chiboucas, Esq.
jchiboucas@kbsrealty.com
And to:
c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: David E. Snyder
dsnyder@kbs-ca.com
And with a required copy to:
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Stephen L. Rabinowitz, Esq.
E-mail: rabinowitzs@gtlaw.com
If to Purchaser:
National Financial Realty Inc.
21250 Hawthorne Blvd.
Suite 700
Torrance, CA 90503
Attention: Vincent E. Pellerito
email: vpellerito@nationalfr.com
With a required copy to:
Paul Hastings LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071
Attention: Patrick Ramsey
email: patrickramsey@paulhastings.com.

(i)	This Agreement may not be changed, modified or terminated, except by an instrument executed by the all parties hereto.

(j)	This Agreement is an agreement solely for the benefit of the parties hereto. No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

SELLER:
Witness:	FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership
/s/ Teresa Fakalata
Teresa Fakalata	By:	/s/ David E. Snyder

/s/ Jennifer Ulmer		David E. Snyder Chief Financial Officer
Jennifer Ulmer

PURCHASER:
Witness:	NATIONAL FINANCIAL REALTY – WFB EAST COAST, LLC,

/s/ Authorized signatory	a Delaware limited liability company

/s/ Authorized signatory	By:	National Financial Realty, Inc. a California corporation, its manager

	By:	/s/ Vincent E. Pellerito

Vincent E. Pellerito, President

[Signature Page to Omnibus Agreement]

GUARANTORS:
Witness:	KBS REIT PROPERTIES, LLC,
a Delaware limited liability company
/s/ Teresa Fakalata
	By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member
/s/ Jennifer Ulmer

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

			By:	/s/ David E. Snyder
David E. Snyder Chief Financial Officer

Witness:	KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company
/s/ Teresa Fakalata

/s/ Jennifer Ulmer	By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its manager

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

			By:	/s/ David E. Snyder
David E. Snyder Chief Financial Officer

[Signature Page to Omnibus Agreement]

EXHIBIT A
PROPERTIES

Count	Property Name	Address Line	City	State	Property Type	Rentable SF
1	3401 - Plaza	101 N Independence Mall East	Philadelphia	PA	OFF	481,958
2	3357 - Mortgage Center	1100 Corporate Center Dr	Raleigh	NC	OPS	450,393
3	3438 - WVOC-Four Story	7711 Plantation Rd	Roanoke	VA	OPS	443,181
4	3362 - West End Center	809 West 4 1/2 St	Winston-Salem	NC	OFF	343,336
5	3343 - Atlant Ops Cntr	3579-3585 Atlanta Ave	Atlanta	GA	OPS	335,608
6	3415 - Columbia Grystn	101 Greystone Blvd	Columbia	SC	OFF	240,976
7	3365 - Winston Salem	401 Linden St	Winston-Salem	NC	OFF	187,743
8	3354 - Greenville Sals	1451 Thomas Langston Rd	Winterville	NC	OFF	111,898
9	3441 - West End Cntr	801 W. 4th Street	Winston Salem	NC	OPS	85,455
10	3368 - Haddon Township	600 W Cuthbert Boulevard	Hadden Twnship	NJ	OPS	75,937
11	3391 - Lancaster Square	100 North Queen Street	Lancaster	PA	BRH	59,045
12	3345 - Columbus Main	101 13th Street	Columbus	GA	BRH	50,759
13	3371 - Morristown Offc	21 South St	Morristown	NJ	BRH	39,955
14	3413 - Chalstn 16 Brd	16 Broad St	Charleston	SC	OFF	39,558
15	3370 - Main Strt Offic	40 Main St	Toms River	NJ	BRH	35,660
16	3346 - Dalton Main	201 S Hamilton St	Dalton	GA	OFF	33,496
17	3351 - Burlington	500 S Main St	Burlington	NC	OFF	29,688
18	3408 - York Square	12 E Market St	York	PA	BRH	27,967
19	3353 - Goldsboro	301 East Ash Street	Goldsboro	NC	OFF	27,112
20	3348 - Pikesvill Brnch	1515 Reisterstown Rd	Baltimore	MD	BRH	26,540
21	3339 - South Fort Myrs	12751 S Cleveland Ave	Fort Myers	FL	OFF	25,370
22	3376 - Red Bank Mn Off	303 Broad St	Red Bank	NJ	OFF	23,856
23	3433 - VA Beach Pembrk	125 Independence Blvd	Virginia Beach	VA	OFF	22,403
24	3319 - Downtown Laklnd	113 S Tennesee Ave	Lakeland	FL	BRH	21,479
25	3331 - New Warrngtn Rd	21 New Warrington Rd	Pensacola	FL	BRH	21,205
26	3333 - Okeechob Trnpke	5849 Okeechobee Blvd	West Palm Beach	FL	OFF	20,336
27	3405 - West Chestr Off	1100 Corporate Center Dr	West Chester	PA	OFF	19,063
28	3429 - Market St Office	141 E Market St	Harrisinburg	VA	BRH	18,869
29	3328 - Kings Point	6646 W Atlantic Ave	Delray Beach	FL	BRH	15,890
30	3427 - Clintwood	80 MaIin Street	Clintwood	VA	BRH	13,495
31	3393 - Media Office	217 W Baltimore Pike	Media	PA	BRH	11,297
32	3422 - Blacksburg	200 N Main St	Blacksburg	VA	BRH	10,912
33	3314 - Dade City	14210 7th St	Dade City	FL	BRH	10,822
34	3380 - Trenton-Brnswck	891 Brunswick Ave	Trenton	NJ	BRH	10,529
35	3341 - West Hollywood	6015 Washington St	Hollywood	FL	BRH	10,388
36	3425 - Christnburg Mn	4 E Main St	Christainsburg	VA	BRH	9,644
37	3342 - Westward	2701 Okeechibee Blv	West Palm Beach	FL	BRH	9,181
38	3356 - Market Street	201 East Market St	Smithfield	NC	BRH	8,633
39	3411 - Bennettsvll Main	145 Broad St	Bennettsville	SC	BRH	6,527
40	3420 - Amherst Sth Main	258 S Main St	Amherst	VA	BRH	6,055
41	3423 - Brookneal	227 Main St	Brookneal	VA	BRH	5,339
PORTFOLIO TOTAL						3,427,558